Exhibit 10.34

Key Metals Corp.

A Delaware Corporation

Securities Purchase Agreement

Cover Page

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (this “Agreement”) is made as _____________________, 2021 by and among Key Metals Corp., a Delaware corporation (the “Company”), on the one hand, and the investor(s) named on the applicable signature pages hereto (each, an “Investor”) on the other hand. Certain capitalized terms used but not otherwise defined herein shall have the meanings given to such terms in Section 8.13 hereof.

WHEREAS, the Company and the Investor are executing and delivering this Agreement in reliance upon the exemption from the registration requirements of the Securities Act of 1933 (the “Securities Act”) provided by Section 4(2) thereof and Rule 506 promulgated thereunder.

WHEREAS, the Investor wishes to purchase and acquire from the Company, and the Company wishes to issue and sell to the Investor, securities of the Company as more fully described in this Agreement.

THEREFORE, for good and valuable consideration, the receipt and legal adequacy of which are hereby acknowledged by each of the parties hereto, the parties hereby agree as follows:

1.	Purchase and Sale of Shares.

1.1. Purchase and Sale. Subject to and in reliance upon the representations, warranties, terms and conditions of this Agreement, the Company shall issue and sell, severally and not jointly, to each of the Investors, and each of the Investors, severally and not jointly, hereby subscribes to and shall purchase from the Company, at one or more Closings described in Section 1.3 hereof, the number of shares (such shares being purchased by an Investor, the “Purchased Shares”) of the Company’s Common Stock (as defined in Section 3.1(a) hereof) as set forth on the Investor’s signature page which is attached hereto and executed by the Investor and accepted by the Company as evidenced by its countersignature on such signature page, for a purchase price of Twenty-Five Cents ($0.25) per share (the “Purchase Price”).

1.2. The Offering. The offer and sale of the Purchased Shares hereunder (the “Offering”) is being made pursuant to Rule 506 of Regulation D promulgated under the Securities Act. The Company intends to sell up to 20,000,000 shares of Common Stock in the Offering. The Company may accept, and consummate a Closing with respect to, subscriptions from Investor with respect to any number of Purchased Shares. The Company may hold multiple Closings, for any number of Purchased Shares, as determined in the Company’s sole discretion until the maximum number of Purchased Shares has been sold. All funds paid by an Investor in connection with its subscription, if and to the extent such subscription is accepted by the Company, will be immediately available to the Company upon acceptance.

1.3. The Closings. Each closing of the sale and purchase of the Purchased Shares (each, a “Closing”) hereunder shall take place at the offices of the Company on such date (the “Closing Date”) as the Company and the Investor participating in such Closing shall mutually agree. At each Closing, each Investor, on the one hand, and the Company, on the other hand, shall deliver to each other the items specified in this Agreement, including those items specified in Section 6.3 and Section 7.5 hereof.

2. Representations and Warranties of Each Investor. To induce the Company to enter into this Agreement, each Investor, severally as to such Investor only and not jointly with any other Investor, hereby represents, warrants and covenants to the Company as follows:

2.1. Purchase for Investment. The Investor is acquiring the Purchased Shares for investment purposes only and not for the account of any other person or entity. The Investor is not acquiring the Purchased Shares with a view to resell, distribute, subdivide or otherwise transfer the Purchased Shares to any other person or entity in violation of the Securities Act or the securities laws of any U.S. state.

2.2. No Registration of Purchased Shares. The Investor understands that the Purchased Shares have not been registered under the Securities Act, or the securities laws of any U.S. state or non-U.S. jurisdiction; (ii) the Purchased Shares are being offered as a private placement pursuant to the exemption from registration provided by Section 4(2) of the Securities Act and/or Regulation D promulgated thereunder; (iii) the Purchased Shares may not be resold or transferred except as permitted by the Securities Act and any applicable U.S. state or non-U.S. securities laws, pursuant to registration or exemption therefrom; and (iv) there will be no public market for the Purchased Shares and there is no obligation on the part of the Company to register the Purchased Shares under the Securities Act or the laws of any U.S. state or non-U.S. jurisdiction.

2.3. Additional Transfer Restrictions. The Investor understands and agrees that, in addition to any restrictions that may be set forth in this Agreement, the following legend will be placed on any certificate(s) or other document(s) evidencing the Purchased Shares and the Investor must comply with the terms and conditions set forth in such legend prior to any resales, pledges, hypothecations or other transfers of the Purchased Shares:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES LAWS OF THE UNITED STATES OR ANY OTHER JURISDICTION AND MAY NOT BE TRANSFERRED EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION UNDER SUCH LAWS OR COMPLIANCE WITH OTHER APPLICABLE REQUIREMENTS THEREOF, OR (B) PURSUANT TO A VALID EXEMPTION FROM SUCH REGISTRATION OR OTHER REQUIREMENTS AND THE RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY STATING THAT THE PROPOSED TRANSFER OF THE COMPANY’S SECURITIES IS EXEMPT FROM THE REGISTRATION PROVISIONS OF ALL APPLICABLE LAWS.”

Stop transfer instructions have been or will be placed on any certificates or other documents evidencing the Purchased Shares so as to restrict the resale, pledge, hypothecation or other transfer thereof in accordance with the provisions hereof.

2.4. Authority or Capacity. If the Investor is an individual, the Investor has the legal capacity and authority to execute, deliver and perform the Investor’s obligations under this Agreement. If the Investor is a corporation, partnership, limited liability company, trust or other entity; (i) it has the requisite power and authority to execute, deliver and perform this Agreement; (ii) the person executing this Agreement on behalf of the Investor has the full power and authority to execute, deliver and perform this Agreement on behalf of the Investor; (iii) it is duly formed and organized, validly existing, and (if applicable) in good standing under the laws of its jurisdiction of incorporation or formation; and (iv) the execution, delivery and performance of this Agreement will not (A) conflict with, or result in any violation of or default under, any provision of any charter, by-laws, trust agreement, partnership agreement or other governing instrument applicable to the Investor, any agreement or other instrument to which the Investor or its properties is a party, or any judgment, decree, statute, order, rule or regulation, or (B) require any notice to, or filing with, or authorization, consent or approval of, any public body or authority applicable to the Investor or the Investor’s business or properties. This Agreement is the valid and binding obligation of the Investor, enforceable against the Investor in accordance with its terms.

2.5. Accredited Investor. The Investor is aware of what constitutes an “accredited investor” as that term is defined under Regulation D promulgated under the Securities Act and attached as Exhibit A hereto, and under the laws, if any, of each state governing the Investor, and the Investor is an accredited investor for purposes of Regulation D pursuant to the applicable provision checked on Exhibit A by the Investor, and the Investor is an accredited investor or equivalent under the applicable laws, if any, of the state governing the Investor. The Investor is able to bear the economic risks of this investment in the Purchased Shares, is able to hold the Purchased Shares for an indefinite period of time and has a sufficient net worth to sustain a loss of its entire investment in the Purchased Shares in the event such loss should occur.

2.6. Knowledge and Sophistication. The Investor has such knowledge, sophistication and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Company, and the Purchased Shares, and the Investor is able to bear the economic risk of investing in the Purchased Shares. In connection with the purchase of the Purchased Shares, the Investor meets all suitability standards imposed on them by applicable law, including federal and state securities laws and as set forth herein.

2.7. Independent Counsel. The Investor acknowledges that he, she or it has been advised to consult with his, her or its own attorney regarding legal matters concerning the Company, and the investment in the Purchased Shares, and has been advised to consult with the Investor’s tax advisor regarding the tax consequences of acquiring the Purchased Shares. The Investor confirms that the Purchased Shares were not offered to the Investor by any means of general solicitation or general advertising. The Investor: (i) has obtained, in the judgment of the Investor, sufficient information to evaluate the merits and risks of an investment in the Company; and (ii) has sufficient knowledge and experience in financial and business matters to evaluate the merits and risks associated with such investment and to make an informed investment decision with respect thereto. The Investor has not relied and will not rely upon any offering material or literature other than the Agreement, or upon any information given to the Investor by persons other than the Company and its officers.

2.8. Independent Investigation. The Investor has relied on its own examination of the Company and the terms of the Agreement, including the merits and risks involved, and has reviewed the merits and risks of the purchase of Purchased Shares with tax, legal and investment counsel to the extent deemed advisable by the Investor. The Investor understands that neither the United States Securities and Exchange Commission (the “Commission”) nor any other federal, state or non-U.S. agency has recommended, approved or endorsed the purchase of the Purchased Shares as an investment or passed on the accuracy or adequacy of the information set forth in this Agreement or any other documents used in connection with the offering contemplated hereby.

2.9. Risk of Loss of Investment; No Liquidity; Risk Factors relating to the Investment in the Purchased Shares. The Investor understands that an investment in the Purchased Shares is highly speculative and involves a high degree of risk of loss of the Investor’s entire investment in the Purchased Shares. Due to the nature of the Company’s business, contracts and assets, the privately-held nature of the Company, the lack of any recent operating history, the lack of a public market in the Purchased Shares, and the restrictions on any sale or transfer of the Purchased Shares, the Investor cannot expect to be able to liquidate any investment in the Purchased Shares in the case of an emergency, or perhaps at all. The Investor has adequate means to provide for his, her or its current cash needs and possible contingencies and has the financial capacity to hold the Purchased Shares purchased hereby for an indefinite period of time. In addition, the Investor acknowledges that there are other important risk factors to consider in his, her or its determination to invest in the Purchased Shares. These risk factors include, without limitation, the following:

(i) The Company’s business plans will require substantial additional amounts of financing beyond the amount being invested in the Company by the Investor, and there is no certainty that the Company will be able to obtain such additional financing on favorable or acceptable terms and conditions or at all, and any such additional financing may result in further and significant dilution to the percentage of ownership held by the Investor, and may dilute the value of the Investor’s Purchased Shares.

(ii) The offering price of the Purchased Shares and other terms of this offering were determined arbitrarily by the Company and do not necessarily bear any direct relationship to the Company’s assets, book value or any other generally accepted criteria of valuation or the assets or book value of The Company.

(iii) The Company has no recent operating history and is dependent upon the knowledge, experience and services of its executive officers to operate its business, and the loss of any of the Company’s executive officers may have a material adverse effect on the Company’s business, operations or financial condition.

(iv) The value, if any, of the Company’s rights and prospects in certain mining claims, leases and or other properties has not been established by any engineer’s report, assay, or other investigation.

The Investor has reviewed, understands, and has accepted all of these risks in connection with the investment in the Purchased Shares.

2.10. State Securities Laws. The Investor received this Agreement and first learned of the Company in the country and state or province listed as the address of the Investor set forth on the Investor’s signature page hereto. If the address is within the United States, the Investor intends that, in addition to federal securities laws, the state securities laws of the state listed as the address of that Investor, to the extent applicable, shall govern this offering.

2.11. No Prohibited Transaction. If the Investor is (i) an “employee benefit plan” within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or (ii) an individual retirement account as described in Section 408(a) of the Internal Revenue Code (“IRC”), governmental benefit plan or other “benefit plan investor” within the meaning of U.S. Department of Labor Regulation 2510.3-101(f)(2), or if any part of the funds used by the Investor to acquire Purchased Shares constitutes assets of an “employee benefit plan” within the meaning of Section 3(3) of ERISA or of an IRC, or assets allocated to any account in which any such employee benefit plan or IRA (or its related trust) has any interest, the acquisition of Purchased Shares has been duly authorized in accordance with the governing documents of the relevant plan or account and such acquisition and the subsequent holding of the Purchased Shares do not and will not constitute a “prohibited transaction” within the meaning of Section 406 of ERISA or Section 4975 of the IRC that is not subject to an exemption therefrom contained in ERISA, or in the rules and regulations adopted by the U.S. Department of Labor thereunder, or in an individual or class exemption therefrom.

2.12. Federal Law Provisions. Neither the Investor, nor any person having a direct or indirect beneficial interest in the Purchased Shares to be acquired under this Agreement, appears on the Specially Designated Nationals and Blocked Person List of the Office of Foreign Assets Control in the United States Department of the Treasury. The Investor does not know or have any reason to suspect that (i) monies used to fund the Investor’s investment in Purchased Shares have been or will be derived from or related to any illegal activities; or (ii) the proceeds from the Investor’s investment in Purchased Shares will be used to finance any illegal activities.

2.13. No Unlawful Activity. To the best knowledge of the Investor, the current structure of this transaction and all transactions and activities contemplated hereunder is not a scheme to unlawfully avoid the registration requirements of the U.S. Securities Act.

3. Representations and Warranties of the Company. To induce the Investor to enter into this Agreement, the Company hereby represents warrants and covenants to each Investor as follows:

3.1. Organization, Good Standing and Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware.

3.2. Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and perform this Agreement and to issue and sell the Purchased Shares in accordance with the terms hereof. The execution, delivery and performance of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action, and no further consent or authorization of the Company or its Board of Directors or stockholders is required. This Agreement constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application.

3.3. Capitalization.

(a) The Company has 220,000,000 shares of authorized capital stock, consisting of (i) 200,000,000 shares of common stock, par value $0.001 per share (the “Common Stock”), and (ii) 20,000,000 shares of preferred stock, par value $0.001 per share (the “Preferred Stock”). The Company at the time of the beginning of this offering shall have 13,000,000 shares issued and outstanding which were issued to the founders of the Company for nominal consideration. No shares of Preferred Stock have been issued and no shares of Preferred Stock have been designated as a series thereof. There are no outstanding Options.

(b) No stockholders of the Company are entitled to preemptive rights with respect to any of the Purchased Shares to be subscribed for and purchased in the Offering. The Company has furnished or made available to the Investor true and correct copies of the Company’s Certificate of Incorporation as filed with the Secretary of State of the State of Delaware (the “Certificate of Incorporation”) as in effect on the date and the Company’s By-laws as in effect on the date hereof (the “By-laws”).

3.4. Issuance of Purchased Shares. The Purchased Shares to be issued in the Offering have been duly authorized by all necessary corporate action and, when paid for or issued in accordance with the terms hereof, shall be validly issued, fully paid and nonassessable.

3.5. No Conflicts. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated herein and the issuance of the Purchased Shares as contemplated hereby do not and will not (i) violate or conflict with any provision of the Company’s Certificate of Incorporation or By-laws, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Company is a party or by which it or its properties or assets are bound, (iii) create or impose a lien, mortgage, security interest, charge or encumbrance of any nature on any property of the Company under any agreement or any commitment to which the Company is a party or by which the Company is bound or by which any of its respective properties or assets are bound, or (iv) result in a violation of any federal, state, provincial, local or foreign statute, rule, regulation, order, judgment or decree (including federal, state and province securities laws and regulations) applicable to the Company or by which any property or asset of the Company is bound or affected. The Company is not required under federal, state, or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement, or issue and sell the Purchased Shares in accordance with the terms hereof; provided that, for purposes of the representation made in this sentence, the Company is assuming and relying upon the accuracy of the relevant representations, covenants and agreements of the Investor herein.

3.6. Non-Reporting Company. The Company is not a reporting company subject to the U.S. securities laws, and the Company’s securities are not registered with the Commission.

3.7. Compliance with Law. The offer and sale of all capital stock, convertible securities, rights, warrants, or options of the Company issued and outstanding as of the date hereof complied in all material respects with applicable United States federal and state securities laws.

3.8. Certain Payments. The Company may in its sole and absolute discretion compensate one or more unaffiliated Persons who acted as an agent, finder or financial advisor on behalf of the Company with respect to certain of the transactions contemplated hereby in amounts determined by the Company in its sole discretion to be reasonable in light of the services performed and amounts customarily paid for similar services by similarly situated companies; provided that such compensation will not in any case exceed ten percent (10%) of the Purchase Price of the applicable Purchased Shares.

3.9. Mineral Property Outcomes. The Investor has received a PowerPoint style Investor presentation setting forth the mining rights owned or controlled by the Company. The information in this Investor Presentation does not purport to be a comprehensive description of all the opportunities the Company may consider or pursue, nor is such information intended to include all of the information about the properties described therein which would be included in an engineer’s report of a registration statement filed under the Securities Act. Such information comes from sources believed by the Company to be reliable, but the Company has not independently verified such information. Information of the type included in the Investor Presentation is inherently subject to significant uncertainties and contingencies, many of which are beyond the Company’s control. No specific results can be assured on inferred with respect to any mineral or mining opportunities described thereon.

3.10. Actions Pending. There is no action, suit, claim, investigation, arbitration, alternate dispute resolution proceeding or any other proceeding pending or, to the knowledge of the Company, threatened against the Company which questions the validity of this Agreement or the transactions contemplated hereby or any action taken or to be taken pursuant hereto. There is no action, suit, claim, investigation, arbitration, alternate dispute resolution proceeding or any other proceeding pending or, to the knowledge of the Company, threatened, against or involving the Company or any of its respective properties or assets. There are no outstanding orders, judgments, injunctions, awards or decrees of any court, arbitrator or governmental or regulatory body against the Company or any officers or directors of the Company in their capacities as such.

3.11. Securities Act. Based in part upon the representations of the Investor contained herein, the Company has complied and will comply with all applicable U.S. federal and state securities laws in connection with the offer, issuance and sale of the Purchased Shares hereunder. Neither the Company nor anyone acting on its behalf, directly or indirectly, has or will sell, offer to sell or solicit offers to buy any of the Purchased Shares or similar securities to, or solicit offers with respect thereto from, or enter into any preliminary conversations or negotiations relating thereto with, any person, or has taken or will take any action so as to bring the issuance and sale of any of the Purchased Shares under the registration provisions of the Securities Act and applicable state securities laws, and neither the Company, nor any person acting on its behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of any of the Purchased Shares.

3.12. Governmental Approvals. Except for the filing of any notice prior or subsequent to the Closing Date that may be required under applicable state and/or federal securities laws (which if required, shall be filed on a timely basis), including the filing of a Form D, no authorization, consent, approval, license, exemption of, filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, is or will be necessary for, or in connection with, the execution or delivery of the Purchased Shares, or for the performance by the Company of its obligations under this Agreement.

4. Reliance on Representations and Warranties; Indemnification.

4.1. Company Reliance on Investor Representations and Warranties. Each Investor understands the meaning of the representations and warranties contained in this Agreement and understands and acknowledges that the Company is relying upon the representations and warranties contained in this Agreement in determining whether the Company is eligible for exemption from the registration requirements contained in the Securities Act and in determining whether to enter into the transaction contemplated hereby. The representations and warranties set forth in this Agreement shall survive for a period of three years following the Closing.

4.2. Indemnification by Investor. Each Investor hereby agrees to indemnify and hold harmless the Company, and its officers, directors, agents and employees from and against any and all losses, damages, expenses, liabilities or reasonable attorneys’ fees (including attorneys’ fees and expenses incurred in a securities action in which no judgment in favor of the Investor is rendered) due to or arising out of a breach of any representation or warranty of the Investor contained in this Agreement provided by the Investor in connection with the Investor’s investment in the Purchased Shares.

4.3. Indemnification by Company. The Company shall indemnify, defend and hold the Investor harmless against any and all liabilities, loss, cost or damage, together with all reasonable costs and expenses related thereto (including reasonable legal and accounting fees and expenses), arising from, relating to, or connected with a statement, representation, warranty or covenant of the Company contained herein that is breached in a manner that results in a Material Adverse Effect.

5. Covenants. The Company covenants with the Investor (which covenants are solely for the benefit of the Investor) as set forth in this Section 5.

5.1. Other Agreements. The Company shall not enter into any agreement in which the terms of such agreement would restrict or impair the Company’s right or ability to perform this Agreement.

5.2. Use of Proceeds. The proceeds from the sale of the Purchased Shares will be used by the Company for working capital and general corporate purposes of the Company including certain exploration costs and costs of securing exploration rights or rights to mining claims, leases or other interests and to make certain payments to the mineral property owner, to undertake required work on the mineral property, and to make certain payments to one or more agents, finders or financial advisors as described in Section 3.8 hereof.

6. Conditions to the Obligations of each Investor. The obligation of each Investor to proceed with the Closing is subject to the following conditions, any and all of which may be waived, in whole or in part, to the extent permitted by applicable law:

6.1. Agreement and Covenants. The Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the closing.

6.2. No Order. No Governmental Authority or other agency or commission or federal or state court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction, or other order (whether temporary, preliminary or permanent) which is in effect and which materially restricts, prevents or prohibits consummation of the closing contemplated by this Agreement.

6.3. Deliveries. The Company shall have delivered to the Investor (i) a certificate of recent date from an appropriate Governmental Authority of the State of Delaware attesting to the good standing of the Company in such state; and (ii) a copy of this Agreement duly executed by the Company.

6.4. Post-Closing Delivery of Confirmation of Shares. The Company has not yet chosen a transfer agent but is interviewing various companies to provide this service. Within fifteen business days following the hiring of the transfer agent, the Company shall deliver to the Investor the certificates representing the Purchased Shares purchased by the Investor registered in the name of the Investor or its nominee.

7. Conditions to the Obligations of the Company. The obligation of the Company to proceed with the Closing is subject to the following conditions, any and all of which may be waived, in whole or in part, to the extent permitted by applicable law:

7.1. Representations and Warranties. Each of the representations and warranties of each respective Investor contained in this Agreement shall be true and correct as of the Closing as though made on and as of the Closing, except those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date.

7.2. Agreement and Covenants. Each respective Investor shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by the Investor on or prior to the Closing.

7.3. No Order. No Governmental Authority or other agency or commission or federal or state court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction, or other order (whether temporary, preliminary or permanent) which is applicable and which materially restricts, prevents or prohibits consummation of the Closing or any transaction contemplated by this Agreement.

7.4. Covenants, Agreements and Conditions. All covenants, agreements and conditions contained in this Agreement to be performed by the Investor on or prior to the date of the applicable closing shall have been performed or complied with in all material respects.

7.5. Payment of Purchase Price. Payment by the Investor of the purchase price hereunder by cashier’s check or wire transfer to the Company, and receipt of any such wire shall have been confirmed by the Company’s bank.

8. Miscellaneous.

8.1. Additional Information, Documents, Tax Forms, Certificates. The Investor agrees that promptly (and in any event within ten calendar days) after receipt of a request from the Company, the Investor shall provide such additional information and deliver such additional documents as shall be reasonably necessary to comply with any federal, state, local or non-U.S. securities, tax or anti-money laundering laws, rules or regulations to which the Company is subject.

8.2. Binding Effect; Beneficiaries. This Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective heirs, executors, administrators and other successors, and no other persons or entities.

8.3. Notices. All notices and other communications hereunder shall be in writing, and shall be delivered in person, or by first class certified mail return receipt requested (postage prepaid) or by facsimile transaction duly addressed to the parties at their respective addresses or facsimile numbers, as applicable, set forth as follows:

If to the Company: Key Metals Corp.	430 Grand Bay Drive, Apt. 1206
Key Biscayne, Florida 33149
Attention: Cesar Lopez
E-Mail: maco64@me.com

If to the Investor:	The address set forth below the Investor’s signature on the signature page hereto

8.4. Any party may specify a different address (including E-Mail address) for such purpose by a notice of change of address (or E-Mail address) given to the other party in the manner specified by this Section 8.3. Any notice hereunder shall be effective: (i) on the day delivered in person; (ii) on the day received, if sent by mail (as aforesaid); (iii) on the day sent, if sent by E-Mail prior to 5:00 p.m. (Delaware time) on a business day, or if sent thereafter, on the next business day; or (iv) on the fourth (4th) business day following the date sent, if sent by certified mail.

8.5. Remedies Cumulative; Invalidity. All remedies, rights, undertakings, obligations and agreements contained in this Agreement shall be cumulative, and none of them shall be in limitation of any other remedy, right, undertaking, obligation or agreement available to any of the parties hereto, whether at law, in equity or otherwise. The invalidity, illegality or unenforceability of any term or provision contained in this Agreement (as determined by a court of competent jurisdiction) shall not affect the validity, legality or enforceability of any other term or provision hereof. It is the intent of the parties that this Agreement shall be enforced to the fullest extent permitted by applicable law.

8.6. Amendment; Waiver. This Agreement may be amended, and any provision of this agreement may be waived, by vote of the holders of at least two-thirds of the Purchased Shares sold in this offering; provided that no such amendment or waiver shall be valid without the written consent of the Company. No waiver by a party of any breach of any provision of this Agreement shall be deemed to be a waiver of any preceding or subsequent breach of the same or similar nature or of any other provision of this Agreement.

8.7. GOVERNING LAW; JURISDICTION. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED THEREIN, WITHOUT REGARD OR REFERENCE TO ITS CHOICE OF LAWS OR CONFLICTS OF LAWS PRINCIPLES. THIS AGREEMENT SHALL NOT BE CONSTRUED OR INTERPRETED AGAINST THE PARTY CAUSING THIS AGREEMENT TO BE DRAFTED. THE PARTIES HEREBY UNCONDITIONALLY AND IRREVOCABLY CONSENT TO THE EXCLUSIVE PERSONAL AND SUBJECT MATTER JURISDICTION OF THE SOUTHERN DISTRICT OF THE FEDERAL DISTRICT COURT OF DELAWARE AND OF THE COURTS OF THE STATE OF DELAWARE LOCATED IN DELAWARE COUNTY IN RESPECT OF ANY CLAIM, ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT. IN CONNECTION WITH ANY SUCH CLAIM, ACTION, SUIT OR PROCEEDING, THE PARTIES UNCONDITIONALLY AND IRREVOCABLY WAIVE ANY RIGHT (A) TO CONTEST THE VENUE OF SUCH COURTS; (B) TO ASSERT THAT SUCH COURTS IN ANY WAY CONSTITUTE AN INCONVENIENT FORUM; (C) TO REQUEST OR HAVE A JURY TRIAL; AND (D) TO ASSERT THAT SUCH PARTY IS ENTITLED TO ANY IMMUNITY FROM LEGAL PROCESS, JUDGMENT OR EXECUTION OF JUDGMENT. THE PREVAILING PARTY IN ANY CLAIM, ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE ENTITLED TO COLLECT ITS COSTS AND EXPENSES IN CONNECTION WITH SUCH CLAIM, ACTION, SUIT OR PROCEEDING (INCLUDING, WITHOUT LIMITATION, THE REASONABLE FEES AND EXPENSES OF ATTORNEYS AND OTHER EXPERTS AND COURT COSTS).

8.8. Assignment, etc. This Agreement shall inure to the benefit of, and shall be binding upon, the parties and their successors and permitted assigns. Except as otherwise provided herein, this Agreement may not be assigned by any party hereto nor may any party’s duties or obligations hereunder be delegated, without the prior written consent of the other party, except that the Company shall be entitled to assign this Agreement in connection with (i) a merger or consolidation or (ii) the sale of all or substantially all of its business or of all or substantially all of its assets.

8.9. Complete Agreement. This Agreement constitutes the entire understanding and agreement of the parties with respect to the subject matter hereof, and supersedes any and all other prior agreements and understandings, if any, whether oral or written, with respect to such subject matter, all of which are merged herein. There are no representations, warranties, agreements or promises between the parties with respect to such subject matter, except those which are expressly set forth herein.

8.10. Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which when executed shall be deemed to be an original, and all of which, when taken together, shall constitute one and the same document and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof.

8.11. Severability. In the case where any one or more of the provisions of this Agreement shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision which shall be a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

8.12. Ancillary Documents. The parties agree to execute any additional documents and perform any acts which are or may become necessary to effectuate the intent and purposes of this Agreement.

8.13. Headings. The section headings contained in this Agreement are inserted herein for the purpose of convenience and reference only and are not to be given any substantive effect and shall not be used or have any affect on the construction or interpretation of any term or provision hereof.

8.14. Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms shall have the meanings set for the below in this Section 8.13.

(i) “Action” means any action, suit, inquiry, notice of violation, proceeding (including any partial proceeding such as a deposition) or investigation pending or threatened in writing against or affecting any Person or any of its properties before or by any court, arbitrator, governmental or administrative agency, regulatory authority (federal, state, county, local or foreign), stock market, stock exchange or trading facility.

(ii) “Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144.

(iii) “Governmental Authority” means any nation or principality or other autonomous government entity, including without limitation the United States and the PRC, and any state, province, county, shire, city, town, municipality or other political subdivision thereof or therein, and any legislature, executive, agency, division, commission, bureau, subdivision, audit group, procuring office or any regulatory authority, court, panel, or adjudicatory body of any of the foregoing.

(iv) “Law” means any law, rule, regulation (including without limitation any national, federal or state securities law, rule or regulation), order, judgment, injunction, ruling, judgment, finding, proclamation, decree, restriction or other statement of or by any Governmental Authority.

(v) “Lien” means any lien, charge, encumbrance, security interest, right of first refusal or other restrictions of any kind.

(vi) “Material Adverse Effect” means any of (i) a material and adverse effect on the legality, validity or enforceability of this Agreement, (ii) a material and adverse effect on the results of operations, assets, prospects, business or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, or (iii) an adverse impairment to the Company’s ability to perform on a timely basis its obligations under this Agreement.

(vii) “Delaware Courts” means the state and federal courts sitting in the City of Reno, Delaware.

(viii) “Options” means any options, warrants or other rights to subscribe for, purchase, convert into, exchange for or otherwise acquire shares of Common Stock or other Options.

(ix) “Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

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IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above

KEY METALS CORP.

By:
Cesar Lopez, CEO & President

[Remainder of page intentionally left blank;

signature pages for investors follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

SIGNATURE OF INVESTOR(S)

Printed Name(s) :

Number of Purchased Shares: ___________
Amount of Investment:___________________
Investor’s U.S. Federal Tax I.D. #:___________

Email of Investor: _______________________

Address of Investor: ______________________
______________________
______________________

The above Investor’s subscription for the Purchased

Shares is hereby accepted and agreed to by the Company:

KEY METALS CORP.

By:
Cesar Lopez, CEO & President

EXHIBIT A

KEY METALS CORP.

DEFINITION OF U.S. ACCREDITED INVESTOR

In accordance with Section 2.5 of the Securities Purchase Agreement to which this Exhibit A is attached, the Investor hereby indicates, by check mark in the applicable space below, each category in which the Investor qualifies as an “Accredited Investor.”

☐ (1)	A bank as defined in Section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity;
☐ (2)	A broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934;
☐ (3)	An insurance company as defined in Section 2(13) of the Securities Act;
☐ (4)	An investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act;
☐ (5)	A Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958;
☐ (6)	A plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000;
☐ (7)	An employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited Investor;
☐ (8)	A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;
☐ (9)	An organization described in Section 501(c)(3) of the Internal Revenue Code, a corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the Shares, with total assets in excess of $5,000,000;
☐ (10)	A trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Shares, whose purchase is directed by a sophisticated person who has such knowledge and experience in financial and business matters that such person is capable of evaluating the merits and risks of investing in the Company;
☐ (11)	A natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of his or her purchase exceeds $1,000,000 (excluding in such calculation the value of your primary residence and the related amount of indebtedness secured by your primary residence up to its fair market value and including in such calculation, if applicable, the related amount of indebtedness secured by your primary residence that exceeds its fair market value and the amount of any increase on the related indebtedness secured by your primary residence incurred within 60 days prior to your purchase of the Company’s securities);

☐ (12)	A natural person who had an individual income in excess of $200,000 in each of the two most recent years, or joint income with that person’s spouse in excess of $300,000, in each of those years, and has a reasonable expectation of reaching the same income level in the current year;
☐ (13)	An executive officer or director of the Company;
☐ (14)	An entity in which all of the equity owners qualify under any of the above subparagraphs. If the undersigned belongs to this investor category only, list the equity owners of the undersigned, and the investor category which each such equity owner satisfies.

Investor(s) Signature

Date:

Investor(s) Signature

Date:

EXHIBIT B

KEY METALS CORP.

DESCRIPTION OF MINERAL PROJECTS FOR
EXPLORATION & DEVELOPMENT

(Please refer to the PowerPoint presentation immediately following this page or as sent by separate attachment.)